UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2006

Southern Star Central Corp.

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(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY		42301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (270) 852-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

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Item 7.01.

Regulation FD Disclosure.

On April 21, 2006, Southern Star Central Corp. (Southern Star) issued a press release announcing that its previously-announced cash tender offer and consent solicitation for any and all of its outstanding $180,000,000 aggregate principal amount of 8 ½% Senior Secured Notes due 2010 had expired on its scheduled expiration date, April 20, 2006 at 11:59 p.m.  Southern Star also announced that the previously-announced cash tender offer of its wholly-owned subsidiary, Southern Star Central Gas Pipeline, Inc. (Central), for any and all of Central’s outstanding $175,000,000 aggregate principal amount of 7 3/8% Senior Notes due 2006 (Senior Notes), had expired on its scheduled expiration date, April 20, 1006 at 11:59 p.m.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On April 25, 2006, Southern Star issued a press release announcing that Central had called for redemption the remainder of its 7 3/8% Senior Notes due 2006.  A copy of this press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information in the press releases attached as Exhibits 99.1 and 99.2 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.  This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934, or the Securities Act of 1933, if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits

99.1

Press Release, dated April 21, 2006.

99.2

Press Release, dated April 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2006	SOUTHERN STAR CENTRAL CORP. /s/ Susanne W. Harris
Susanne W. Harris Vice President, Chief Financial Officer and Treasurer